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                                                                    EXHIBIT 99

NEWS RELEASE                                             For more information:
For Immediate Release                                    Mary Ryan
                                                   630/734-2383


                          AFTERMARKET TECHNOLOGY CORP.
                         REPORTS SECOND QUARTER RESULTS

                   REVENUES INCREASE QUARTER - OVER - QUARTER
                       EARNINGS EXCEED CONSENSUS ESTIMATES
                               TURNAROUND ON TRACK

WESTMONT, IL, Thursday, July 29, 1999 - Aftermarket Technology Corp. (NASDAQ:
ATAC), a leading remanufacturer and distributor of drive train products used in automotive aftermarket repair, today reported financial results for the quarter ended June 30, 1999. Revenues were $141.2 million in the second quarter of 1999 versus $130.5 million in the prior year's second quarter. Before special charges of $2.1 million, net income for the second quarter of 1999 was $3.0 million or $0.14 per diluted share versus $6.1 million or $0.29 per diluted share in the prior year's second quarter. After special charges, net income for the second quarter was $1.8 million or $0.08 per diluted share, down from $4.0 million or $0.19 per diluted share in the second quarter of 1998.

         The Company reported a revenue increase of 8.2% over the second quarter of 1998. Increased sales volumes in the Company's OEM segment and its Logistics Services and Material Recovery business units accounted for the quarter-over-quarter improvement.

         For the six months ended June 30, 1999, revenues were $276.4 million, up 16.4% versus $237.5 million in 1998. Before special charges and extraordinary item, the Company earned $5.0 million or $0.24 per diluted share compared with $12.4 million or $0.59 per diluted share in the first half of 1998. After special charges and

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extraordinary  item, net income for the first half of 1999 was $2.6 million or
$0.12 per diluted share, down from $9.9 million or $0.47 per diluted share in the second half of 1998.

         "I am pleased to report results before special charges of $0.14 per share for the quarter, which is at the top of our previously announced range of $0.11-$0.14 per share," said Michael T. DuBose, Chairman, President and CEO of Aftermarket Technology Corp. (ATC). Mr. DuBose continued, "The turnaround we initiated six months ago is on track and we are pleased with the improving performance of our OEM segment. We are beginning to see operational improvements in the Distribution Group that are the direct result of investments and initiatives put in place over the past six months. The continuation of this progress should translate into improved financial results in the coming quarters. We expect third quarter results consistent with analysts" estimates in the $0.19-$0.21 per share range and with full -year results of $0.70 per share."

         ATC is headquartered in Westmont, Illinois. The Company's principal products include remanufactured transmissions, torque converters and engines, as well as remanufactured and new parts for the repair of automotive drive train assemblies. ATC also remanufactures electronic control modules, instrument and display clusters and radios. In addition, the Company provides third party distribution and material recovery services.

         The Company's customers include original equipment manufacturers and independent transmission rebuilders, as well as wholesale distributors and retail automotive parts stores. Established in 1994, the Company maintains more than 65 distribution centers throughout the United States and Canada. ATC posted 1998 revenues of $486.8 million.

                                       ###
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THE PRECEDING PARAGRAPHS CONTAIN STATEMENTS THAT ARE NOT RELATED TO HISTORICAL
RESULTS AND ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE THOSE THAT ARE PREDICTIVE OR EXPRESS EXPECTATIONS, THAT DEPEND UPON OR REFER TO FUTURE EVENTS OR CONDITIONS, OR THAT CONCERN FUTURE FINANCIAL PERFORMANCE (INCLUDING FUTURE REVENUES, EARNINGS OR GROWTH RATES), ONGOING BUSINESS STRATEGIES OR PROSPECTS, OR POSSIBLE FUTURE COMPANY ACTIONS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES BECAUSE SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, PROJECTIONS AND ASSUMPTIONS REGARDING FUTURE EVENTS THAT MAY NOT PROVE TO BE ACCURATE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER ARE DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AND OTHER FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                          AFTERMARKET TECHNOLOGY CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              FOR THE THREE MONTHS ENDED JUNE 30,              FOR THE SIX MONTHS ENDED JUNES 30,
                                                 1999                     1998                   1999                    1998
                                          --------------------     -------------------     ------------------     ----------------
                                                          (Unaudited)                                     (Unaudited)
Net Sales                                            $141,203                $130,468               $276,401             $237,469
Cost of sales                                          97,445                  89,038                191,361              158,561
                                          --------------------     -------------------     ------------------     ----------------
Gross profit                                           43,758                  41,430                 85,040               78,908

Selling, general & administrative expense              30,416                  23,157                 60,549               44,263
Amortization of intangible assets                       1,823                   1,751                  3,583                3,239
Special charges                                         2,100                   3,580                  4,000                3,580
                                          --------------------     -------------------     ------------------     ----------------

Income from operations                                  9,419                  12,942                 16,908               27,826

Other income, net                                          84                     299                    359                  950
Interest expense                                        6,507                   6,451                 12,799               11,636
                                          --------------------     -------------------     ------------------     ----------------

Income before income taxes &
 Extraordinary item                                     2,996                   6,790                  4,468               17,140

Income tax expense                                      1,243                   2,792                  1,832                6,839
                                          --------------------     -------------------     ------------------     ----------------

Income before extraordinary item                        1,753                   3,998                  2,636               10,301

Extraordinary item-net of income taxes                      -                       -                      -                  363
                                          --------------------     -------------------     ------------------     ----------------

Net income                                             $1,753                  $3,998                 $2,636               $9,938
                                          ====================     ===================     ==================     ================


Per common share - basic:
  Income before extraordinary item                      $0.09                   $0.20                  $0.13                $0.52
  Extraordinary item                                        -                       -                      -                (0.02)
                                          --------------------     -------------------     ------------------     ----------------

Net Income                                              $0.09                   $0.20                  $0.13                $0.50
                                          ====================     ===================     ==================     ================

Weighted average number of common
 shares outstanding                                    20,268                  20,015                 20,257               19,898
                                          ====================     ===================     ==================     ================

Per common share - diluted:
  Income before extraordinary item                      $0.08                   $0.19                  $0.12                $0.49
  Extraordinary item                                        -                       -                      -                (0.02)
                                          --------------------     -------------------     ------------------     ----------------

Net Income                                              $0.08                   $0.19                  $0.12                $0.47
                                          ====================     ===================     ==================     ================

Weighted average number of common
 and common equivalent shares
 outstanding                                           21,204                  21,251                 21,101               21,259
                                          ====================     ===================     ==================     ================